UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 29, 2015

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 29, 2015, the Company granted a Restricted Stock Award pursuant to the Company’s 2006 Stock Awards Plan (the “2006 Plan”) to Daniel K. Frierson, the Company’s Chief Executive Officer. The Award consists of 100,000 shares of Restricted Stock and is intended to retain the services of Mr. Frierson for the Company for the next four years. Vesting of the Restricted Shares subject to the Award is contingent on both a Performance Condition and a Service Condition: The Performance Condition requires that the Company’s Cumulative Operating Income, as Adjusted, as of fiscal 2018, must be 440% of the Company’s Operating Income, as Adjusted, for fiscal 2014. The Compensation Committee must certify that the Performance Condition has been met. The Service Condition requires that Mr. Frierson must be continuously employed by the Company or an Affiliated Company with the title and duties of Chairman of the Board of Directors until March 1, 2019. Upon Mr. Frierson's death or disability, the Service Condition will be deemed to have been met, but the Performance Condition must have been met as of the end of the most recent fiscal quarter for the Award to vest. Termination of employment for any other reason results in forfeiture of the Award.

At Mr. Frierson's election, 97,500 of the shares subject to the Award are shares of Class B Common Stock. In accordance with the 2006 Plan, the shares subject to the Award are issued, but not delivered, to Mr. Frierson during the vesting period, and may be voted by Mr. Frierson during such vesting period.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

(10.1)	Form of Award of 100,000 shares of Restricted Stock under the 2006 Stock Awards Plan to Daniel K. Frierson

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer